Exhibit 99.1

ALX Oncology Realigns Executive Leadership Team

- Jason Lettmann appointed as Chief Executive Officer

- Dr. Jaume Pons transitions to Chief Scientific Officer

SOUTH SAN FRANCISCO, Calif., September 6, 2023 (GLOBE NEWSWIRE) — ALX Oncology Holdings Inc., (“ALX Oncology” or “the Company”) (Nasdaq: ALXO), an immuno-oncology company developing therapies that block the CD47 immune checkpoint pathway, today announced that Jason Lettmann, a member of the Board of Directors, will succeed Jaume Pons, Ph.D. as Chief Executive Officer, effective September 6, 2023. Dr. Pons will transition to the role of Chief Scientific Officer and remain President and both executives will remain members of the Board of Directors.

“The realignment of our leadership team is a natural next step in the evolution the Company as our lead platform asset, evorpacept, advances to the latter stages of clinical development with numerous datapoints across multiple indications in combination with anti-cancer antibodies, antibody-drug conjugates, and PD-1/PDL-1 immune checkpoint inhibitors expected over the next 12 to 18 months,” commented Corey Goodman, Ph.D., Executive Chairman of ALX Oncology. “As such, in collaboration with the Board and management team, Dr. Jaume Pons, our founder and the scientific inventor of evorpacept, will transition to the role of Chief Scientific Officer to focus on scientifically supporting evorpacept and pipeline extension programs and Jason Lettmann, a longstanding Board member with exceptional experience in the biotechnology industry, will assume the role of Chief Executive Officer.”

Jason Lettmann has been involved with ALX Oncology for nearly a decade since its founding, having co-led the Company’s first institutional financing and serving as a member of the Company’s Board of Directors since 2015. Jason brings to the Chief Executive Officer post a broad suite of expertise relevant to ALX Oncology at its current stage of development including serving as Chief Executive Officer of Promedior, Inc., a biotechnology company developing targeted medicines to treat fibrosis. During his tenure, Promedior was acquired by Roche in 2020 for up to $1.39 billion. He also has extensive experience as an institutional healthcare investor at Lightstone Ventures from its inception in 2012 to July 2023 having served as a General Partner, and a General Partner at Morgenthaler Ventures, a venture capital and private equity firm, since June 2009, and as Vice President at Split Rock Partners, a venture capital firm, from June 2006 to June 2009. Mr. Lettmann has been a member of the Board of Directors of several public and privately held companies and involved in numerous successful exits including Ra Pharmaceuticals, a clinical-stage pharmaceutical company acquired by UCB. Mr. Lettmann holds a B.A. from the University of Iowa and an M.B.A. from the University of Michigan’s Ross School of Business.

“I’m thrilled by the opportunity to work alongside Jaume and the entire team as we enter this new period of corporate and clinical development anchored by evorpacept’s ASPEN-06 program in HER2-positive gastric cancer which remains on track to report Phase 2 data in Q4’23,” commented Jason Lettmann, Chief Executive Officer of ALX Oncology. “As we advance evorpacept into late clinical development, we are excited to realize the full potential of this therapeutic target for patients.

“Since ALX’s founding in 2015, it’s been an incredible journey and a privilege developing therapies for patients and I’m grateful that evorpacept’s clinical pipeline maturity in combination with anti-cancer antibodies, antibody-drug conjugates (or ADCs) and immune checkpoint inhibitors has reached the point where I can dedicate more time to the scientific aspects of evorpacept and its current and future combinations while creating a pipeline of new compounds that could be combined with evorpacept as well as be developed on their own,” commented Dr. Jaume Pons, Founder, President and Chief Scientific Officer of ALX Oncology. “I believe we have found the ideal successor in Jason who has a robust understanding of our clinical programs and unrelenting conviction in the potential of our anti-CD47 targeted therapy. I look forward to continuing our corporate mission together.”

About ALX Oncology

ALX Oncology is a publicly traded, clinical-stage immuno-oncology company focused on helping patients fight cancer by developing therapies that block the CD47 immune checkpoint inhibitor and bridge the innate and adaptive immune system. ALX Oncology’s lead product candidate, evorpacept, is a next generation CD47 blocking therapeutic that combines a high-affinity CD47 binding domain with an inactivated, proprietary Fc domain. Evorpacept has demonstrated promising clinical responses across a range of hematologic and solid malignancies in combination with a number of leading anti-cancer antibodies. ALX Oncology is currently focusing on combining evorpacept with anti-cancer antibodies, ADCs, and PD-1/PD-L1 immune checkpoint inhibitors.

Evorpacept’s Rational Design and Dual Development Pillars

Rationally engineered with an inactive Fc effector function, evorpacept’s clinical data to date has demonstrated a substantially improved safety profile over other anti-CD47 molecules in the clinic with an active Fc (i.e., binding the Fc gamma receptor on macrophages). This superior safety profile allows higher dosing with minimal overlapping toxicity in the combination treatment setting. CD47 expressed on cancer cells binds to its receptor SIRP alpha, which is predominantly expressed on two cell types: macrophages and dendritic cells. ALX Oncology is focusing evorpacept development with the standard-of-care agents as originally designed revolving around these two cell types, including:

Anti-cancer antibodies (the “don’t eat me” signal): evorpacept enables Fc-mediated antibody-dependent phagocytosis by macrophages in combination with anti-cancer antibodies (e.g., Herceptin®) with an active Fc domain, which is otherwise impaired by CD47 expression on cancer cells binding to SIRP alpha on macrophages. This same mechanism of action applies to ADCs.

PD-1/PD-L1 immune checkpoint inhibitors (the “don’t activate T-cells” signal): evorpacept enables T-cell activation by dendritic cells that are constitutively inhibited by CD47 expression on cancer cells binding to SIRP alpha on dendritic cells. Activated dendritic cells present neoantigens to T-cells that once activated will kill cancer cells when the PD-1/PD-L1 inhibitory interaction is blocked by T-cell checkpoint inhibitors.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include statements regarding future results of operations and financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, regulatory approvals, timing and likelihood of success, plans and objects of management for future operations, as well as statements regarding industry trends. Such forward-looking statements are based on ALX Oncology’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause ALX Oncology’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These and other risks are described more fully in ALX Oncology’s filings with the Securities and Exchange Commission (“SEC”), including ALX Oncology’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents ALX Oncology files with the SEC from time to time. Except to the extent required by law, ALX Oncology undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Peter Garcia

Chief Financial Officer, ALX Oncology

(650) 466-7125 Ext. 113

peter@alxoncology.com

Malini Chatterjee, Ph.D.

Blueprint Life Science Group

mchatterjee@bplifescience.com

Media Contact:

Karen Sharma

MacDougall

(781) 235-3060

alx@macbiocom.com